Exhibit 99.1

TransEnterix, Inc. Reports Operating and Financial Results for the First Quarter 2019

May 9, 2019 at 4:05pm ET

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--May 9, 2019-- TransEnterix, Inc. (NYSE American:TRXC), a medical device company that is digitizing the interface between the surgeon and the patient to improve minimally invasive surgery, today announced its operating and financial results for the first quarter of 2019.

Recent Highlights

●	Total revenue of $2.2 million in the first quarter of 2019
●	Sold one Senhance System globally in the first quarter in 2019
●	Received U.S. FDA clearance for Senhance Ultrasonic System

“Commercially, we were disappointed with our results in the first quarter.  We did however make solid progress towards the expansion of our global sales infrastructure and the development of our U.S. installed base to support future growth,” said Todd M. Pope, President and CEO of TransEnterix. “As we look to the balance of 2019, we will continue to leverage the commercial foundation we have built globally to drive the adoption of Senhance both in the U.S. and abroad.  We remain confident in the quality of the global pipeline and expect to show meaningful revenue growth in the second half of the year.”

Commercial and Clinical Update

In the quarter ended March 31, 2019, the Company sold one Senhance System, in Asia.

On January 15, 2019, the Company announced it had received FDA 510(k) clearance for its Senhance Ultrasonic System. Advanced energy devices, including ultrasonic devices, represent some of the most versatile and critical tools for surgeons in minimally invasive surgery. These instruments deliver controlled energy to effectively ligate and divide tissue, and minimize thermal injury to surrounding structures.

First Quarter Financial Highlights

For the three months ended March 31, 2019, the Company reported revenue of $2.2 million as compared to revenue of $4.8 million in the three months ended March 31, 2018. Revenue in the first quarter of 2019 included $1.3 million in system sales, $546 thousand in instruments and accessories, and $348 thousand in services.

For the three months ended March 31, 2019, total net operating expenses were $21.6 million, as compared to $5.4 million in the three months ended March 31, 2018.

For the three months ended March 31, 2019, net loss was $22.5 million, or $0.10 per share, as compared to a net loss of $882 thousand, or $0.00 per share, in the three months ended March 31, 2018.

For the three months ended March 31, 2019, adjusted net loss was $18.7 million, or $0.09 per share, as compared to an adjusted net loss of $11.3 million, or $0.06 per share in the three months ended March 31, 2018, after adjusting for the following charges: change in fair value of warrant liabilities, amortization of intangible assets, change in fair value of contingent consideration, acquisition-related costs and the loss (gain) on the sale of the SurgiBot assets.  Adjusted net loss is a non-GAAP measure.  See the reconciliation to GAAP below.

The Company had cash, restricted cash and short term investments of approximately $49 million as of March 31, 2019. The Company believes that it has sufficient cash and short term investments and additional debt proceeds under the current agreement to fund the business into late 2020.

Conference Call

TransEnterix, Inc. will host a conference call on Thursday, May 9, 2019 at 4:30 p.m. ET to discuss its first quarter 2019 operating and financial results. To listen to the conference call on your telephone, please dial (844) 804-5261 for domestic callers or (612) 979-9885 for international callers and reference conference ID 3499015 approximately ten minutes prior to the start time. To access the live audio webcast or archived recording, use the following link http://ir.transenterix.com/events.cfm. The replay will be available on the Company's website.

About TransEnterix

TransEnterix is a medical device company that is digitizing the interface between the surgeon and the patient to improve minimally invasive surgery by addressing the clinical and economic challenges associated with current laparoscopic and robotic options in today's value-based healthcare environment. The Company is focused on the commercialization of the Senhance™ Surgical System, which digitizes laparoscopic minimally invasive surgery. The system allows for robotic precision, haptic feedback, surgeon camera control via eye sensing and improved ergonomics while offering responsible economics. The Senhance Surgical System is available for sale in the US, the EU and select other countries. For more information, visit www.transenterix.com.

Use of Non-GAAP Measures

The adjusted net loss and adjusted net loss per share presented in this press release are non-GAAP measures. The adjustments relate to the change in fair value of warrant liabilities, reversal of transfer fee accrual, amortization of intangible assets, change in fair value of contingent consideration, acquisition-related costs, loss on extinguishment of debt the loss (gain) on the sale of the SurgiBot assets. These financial measures are presented on a basis other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). In the tables that follow under "Reconciliation of Non-GAAP Measures,” we present adjusted net loss and adjusted net loss per share, reconciled to their comparable GAAP measures. These items are adjusted because they are not operational or because these charges are non-cash or non-recurring and management believes these adjustments are meaningful to understanding the Company's performance during the periods presented. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

Forward-Looking Statements

This press release includes statements relating to the current regulatory and commercialization plans for the Senhance Surgical System. These statements and other statements regarding our future plans and goals constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations and include whether we will be able to leverage the commercial foundation we have built globally to drive the adoption of Senhance both in the U.S. and abroad and whether TransEnterix has sufficient cash and additional debt proceeds under the current agreement to fund the business into late 2020.  For a discussion of the risks and uncertainties associated with TransEnterix's business, please review our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 27, 2019 and our other filings we make with the SEC. You are cautioned not to place undue reliance on these forward looking statements, which are based on our expectations as of the date of this press release and speak only as of the origination date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

TransEnterix, Inc.

Consolidated Statements of Operations and Comprehensive (Loss) Income

(in thousands except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenue	$2,181	$4,767
Cost of revenue	2,467	2,555
Gross (loss) profit	(286)	2,212
Operating Expenses (Income)
Research and development	5,655	5,265
Sales and marketing	7,674	5,970
General and administrative	4,560	2,676
Amortization of intangible assets	2,611	2,827
Change in fair value of contingent consideration	998	627
Acquisition related costs	45	—
Loss (gain) from sale of SurgiBot assets, net	97	(11,996)
Total Operating Expenses (Income)	21,640	5,369
Operating Loss	(21,926)	(3,157)
Other (Expense) Income
Change in fair value of warrant liabilities	(106)	1,829
Interest income	318	270
Interest expense	(1,116)	(656)
Other expense	(305)	(58)
Total Other (Expense) Income, net	(1,209)	1,385
Loss before income taxes	$(23,135)	$(1,772)
Income tax benefit	610	890
Net loss	$(22,525)	$(882)
Comprehensive (loss) income
Foreign currency translation (loss) gain	(1,949)	2,308
Comprehensive (loss) income	$(24,474)	$1,426
Net loss per share - basic and diluted	$(0.10)	$(0.00)
Weighted average common shares outstanding - basic and diluted	216,796	199,900

TransEnterix, Inc.

Consolidated Balance Sheets

(in thousands, except share amounts)

	March 31,	December 31,
	2019	2018
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$25,545	$21,061
Short-term investments	22,904	51,790
Accounts receivable, net	8,531	8,560
Inventories	15,197	10,941
Interest receivable	34	26
Other current assets	10,211	9,205
Total Current Assets	82,422	101,583
Restricted cash	578	590
Property and equipment, net	5,923	6,337
Intellectual property, net	36,322	39,716
In-process research and development	10,527	10,747
Goodwill	79,509	80,131
Other long term assets	1,695	203
Total Assets	$216,976	$239,307
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$4,756	$4,433
Accrued expenses	7,044	9,619
Deferred revenue – current portion	1,618	1,733
Contingent consideration – current portion	70	72
Deferred consideration – MST Acquisition	6,044	5,962
Total Current Liabilities	19,532	21,819
Long Term Liabilities
Deferred revenue – less current portion	—	109
Contingent consideration – less current portion	11,565	10,565
Notes payable - net of debt discount	29,267	28,937
Warrant liabilities	4,742	4,636
Net deferred tax liabilities	4,000	4,720
Other long term liabilities	1,104	—
Total Liabilities	70,210	70,786
Commitments and Contingencies
Stockholders’ Equity
Common stock $0.001 par value, 750,000,000 shares authorized at March 31, 2019 and December 31, 2018; 217,118,077 and 216,345,984 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	217	216
Additional paid-in capital	679,084	676,373
Accumulated deficit	(531,924)	(509,406)
Accumulated other comprehensive (loss) income	(611)	1,338
Total Stockholders’ Equity	146,766	168,521
Total Liabilities and Stockholders’ Equity	$216,976	$239,307

TransEnterix, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Operating Activities
Net loss	$(22,525)	$(882)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Loss (gain) from sale of SurgiBot assets, net	97	(11,996)
Depreciation	563	660
Amortization of intangible assets	2,611	2,827
Amortization of debt discount and debt issuance costs	330	274
Amortization of short-term investment discount	(220)	—
Interest expense on deferred consideration – MST acquisition	204	—
Stock-based compensation	2,981	1,834
Deferred tax benefit	(610)	(890)
Change in fair value of warrant liabilities	106	(1,829)
Change in fair value of contingent consideration	998	627
Changes in operating assets and liabilities:
Accounts receivable	(129)	(296)
Interest receivable	(8)	(21)
Inventories	(4,621)	(604)
Other current and long term assets	(2,655)	1,171
Accounts payable	286	(217)
Accrued expenses	(2,518)	(2,871)
Deferred revenue	(197)	(86)
Other long term liabilities	1,112	—
Net cash and cash equivalents used in operating activities	(24,195)	(12,299)
Investing Activities
Purchase of short-term investments	(10,894)	—
Proceeds from maturities of short-term investments	40,000	—
Proceeds related to sale of SurgiBot assets, net	—	4,496
Purchase of property and equipment	(118)	(218)
Proceeds from sale of property and equipment	—	17
Net cash and cash equivalents provided by investing activities	28,988	4,295
Financing Activities
Proceeds from issuance of common stock and warrants, net of issuance costs	—	11
Taxes paid related to net share settlement of vesting of restricted stock units	(499)	—
Proceeds from issuance of common stock related to sale of SurgiBot assets	—	3,000
Proceeds from exercise of stock options and warrants	236	1,712
Net cash and cash equivalents (used in) provided by financing activities	(263)	4,723
Effect of exchange rate changes on cash and cash equivalents	(58)	88
Net increase (decrease) in cash, cash equivalents and restricted cash	4,472	(3,193)
Cash, cash equivalents and restricted cash, beginning of period	21,651	97,606
Cash, cash equivalents and restricted cash, end of period	$26,123	$94,413
Supplemental Disclosure for Cash Flow Information
Interest paid	$750	$304
Supplemental Schedule of Noncash Investing and Financing Activities
Transfer of inventories to property and equipment	$86	$71
Reclass of warrant liability to common stock and additional paid-in capital	$—	$516

TransEnterix, Inc.
Reconciliation of Non-GAAP Measures
Adjusted Net Loss and Net Loss per Share
(in thousands except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
(Unaudited, U.S. Dollars, in thousands)
Net loss (GAAP)	$(22,525)	$(882)

Adjustments
Loss (gain) from sale of SurgiBot assets, net	97	(11,996)
Amortization of intangible assets	2,611	2,827
Change in fair value of contingent consideration	998	627
Acquisition related costs	45	—
Change in fair value of warrant liabilities	106	(1,829)
Adjusted net loss (Non-GAAP)	$(18,668)	$(11,253)

	Three Months Ended
	March 31,
(Unaudited, per diluted share)	2019	2018
Net loss per share (GAAP)	$(0.10)	$(0.00)

Adjustments
Loss (gain) from sale of SurgiBot assets	0.00	(0.06)
Amortization of intangible assets	0.01	0.01
Change in fair value of contingent consideration	0.00	0.00
Acquisition related costs	0.00	—
Change in fair value of warrant liabilities	0.00	(0.01)
Adjusted net loss per share (non-GAAP)	$(0.09)	$(0.06)

The non-GAAP financial measures for the three months ended March 31, 2019 and 2018 provide management with additional insight into the Company’s results of operations from period to period without non-recurring and non-cash charges, and are calculated using the following adjustments:

a)   Gain from sale of SurgiBot assets relates to amounts received from Great Belief International Limited in excess of the carrying amount of the assets sold. Loss from sale of SurgiBot assets relates to additional outside service costs to transfer the assets.

b)   Intangible assets that are amortized consist of developed technology and purchased patent rights recorded at cost and amortized over 5 to 10 years.

c)   Contingent consideration in connection with the acquisition of the Senhance System in 2015 is recorded as a liability and is the estimate of the fair value of potential milestone payments related to business acquisitions. Contingent consideration is measured at fair value using a discounted cash flow model utilizing significant unobservable inputs including the probability of achieving each of the potential milestones and an estimated discount rate associated with the risks of the expected cash flows attributable to the various milestones. Significant increases or decreases in any of the probabilities of success or changes in expected timelines for achievement of any of these milestones would result in a significantly higher or lower fair value of these milestones, respectively, and commensurate changes to the associated liability. The contingent consideration is revalued at each reporting period and changes in fair value are recognized in the consolidated statements of operations and comprehensive loss.

d)   Acquisition related costs were incurred in connection with the MST Medical Surgery Technologies Ltd. purchase agreement and consist of legal, accounting, and other costs.

e)   The Company’s Series B Warrants are measured at fair value using a simulation model which takes into account, as of the valuation date, factors including the current exercise price, the expected life of the warrant, the current price of the underlying stock, its expected volatility, holding cost and the risk-free interest rate for the term of the warrant. The warrant liability is revalued at each reporting period or upon exercise and changes in fair value are recognized in the consolidated statements of operations and comprehensive loss.

Contacts:

For TransEnterix, Inc.
Investors:
Mark Klausner, +1 443-213-0501
invest@transenterix.com
or
Media:
Joanna Rice, +1 951-751-1858
joanna@greymattermarketing.com